U.S. Securities and Exchange Commission
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED) August 13, 2007

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Commission File No. 0-161570
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E CASH, INC.
(Exact name of small business issuer as specified in its charter)

Delaware	52-2171803
(State or other jurisdiction of	(IRS Employer Identification No.)
incorporation or organization)

402 West Broadway, 26th Floor, San Diego, CA  92101
 (Address of principal executive offices)

(619-564-7100)
  (Issuer’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01    Changes in Registrant's Certifying Accountant.

On August 6, 2007, Jewett, Schwartz, Wolfe & Associates ("JSW") was appointed as the independent auditor for the E Cash, Inc. Inc. (the "Company") commencing with  the year ending March 31, 2008, and Meylers & Company, LLC ("Meylers") were dismissed as the independent auditors for the Company as of August 13, 2007. The decision to change auditors was approved by the audit committee of the Company's Board of Directors on August 13, 2007.

The report of Meylers on the financial statements for either of the one most recent completed fiscal years did not contain any adverse opinion or disclaimer of opinion or was qualified or modified as to uncertainty, audit scope or accounting principles, except for the following:

“The  accompanying  financial  statements  have  been  prepared assuming that the Company will continue as a going concern.  As discussed in Note A to the financial statements, the accumulation of losses and shortage of capital raise substantial doubt about its ability to continue as a going concern. Management's plans concerning these matters are also described in Note A.  The financial statements  do  not  include  any adjustments relating to the recoverability and classification  of  asset  carrying  amounts or the amount and classification of liabilities  that  might  result  should  the Company be unable to continue as a going  concern.

During the Company's one most recent annual report March 31, 2007, three prior interim quarters December 31, 2006, September 30, 2006, and June 30, 2006, there were no disagreements with Meylers on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreement, if not resolved to the satisfaction of Meylers, would have caused it to make reference to the subject matter of the disagreements in connection with its report with respect to the financial statements of the Company.

During the Company's one most recent annual report March 31, 2007, three prior interim quarters December 31, 2006, September 30, 2006, and June 30, 2006, there were no "reportable events" as such term is described in Item 304(a)(1)(v) of Regulation S-B under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), with respect to the Company.

During the Company's one most recent annual report March 31, 2007, three prior interim quarters December 31, 2006, September 30, 2006, and June 30, 2006, the Company did not consult with JSW with respect to the Company regarding (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s financial statements, (ii) any matter that was either the subject of a disagreement (as defined in Item 304(a)(1)(iv) of Regulation S-B under the Exchange Act and the related instructions to Item 304 of Regulation S-B) or a "reportable event" (as such term is described in Item 304(a)(1)(v) of Regulation S-B), or (iii) any of the matters or events set forth in Item 304(a)(2)(i) and (ii) of Regulation S-B.

The Company has furnished a copy of this Report to Meylers and requested them to furnish the Company with a letter addressed to the Securities and Exchange Commission stating whether it agrees with the statements made by the Company herein in response to Item 304(a) of Regulation S-K and, if not, stating the respects in which it does not agree. The letter from Meylers will be submitted when received with an amended filing.

Item 9.01    Financial Statements and Exhibits.

(c)  Exhibits

 Exhibit 16.1    Letter of Meylers & Associates - to be filed by amendment.

 SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

E Cash, Inc.

Date: August 13, 2007	By:	/s/ Michael Chermak
Michael Chermak Chairman, President Chief Executive Officer (Principle Executive Officer)

E Cash, Inc.

Date: August 13, 2007	By:	/s/ Michael Jeub
Michael Jeub Chief Financial Officer, Principle Financial Officer